Exhibit 99.1

Press Contact:	Investor Relations Contact:
Heather Dickinson	Blair Christie
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 526-6117	(408) 525-4856
hdickins@cisco.com	blchrist@cisco.com

CISCO SYSTEMS REPORTS THIRD QUARTER EARNINGS

•	Q3 Net Sales: $6.2 billion (10.1% increase year over year; 2.1% increase quarter over quarter)
•	Q3 Net Income: $1.4 billion GAAP; $1.5 billion pro forma
•	Q3 Earnings Per Share: $0.21 GAAP; $0.23 pro forma

SAN JOSE, Calif. — May 10, 2005 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its third quarter results for the period ended April 30, 2005.

Net sales for the third quarter of fiscal 2005 were $6.2 billion, compared with $5.6 billion for the third quarter of fiscal 2004, an increase of 10.1 percent, and compared with $6.1 billion for the second quarter of fiscal 2005, an increase of 2.1 percent.

Net income for the third quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, was $1.4 billion or $0.21 per share, compared with $1.2 billion or $0.17 per share for the third quarter of fiscal 2004, and compared with $1.4 billion or $0.21 per share for the second quarter of fiscal 2005. Pro forma net income for the third quarter of fiscal 2005 was $1.5 billion or $0.23 per share, compared with $1.4 billion or $0.19 per share for the third quarter of fiscal 2004, and compared with $1.5 billion or $0.22 per share for the second quarter of fiscal 2005. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Pro Forma Consolidated Statements of Operations.

Net sales for the first nine months of fiscal 2005 were $18.2 billion, compared with $16.1 billion for the first nine months of fiscal 2004, an increase of 13.0 percent.

Net income for the first nine months of fiscal 2005, on a GAAP basis, was $4.2 billion or $0.63 per share, compared with $3.0 billion or $0.43 per share for the first nine months of fiscal 2004. Net income on a GAAP basis for the first nine months of fiscal 2004 included a non-cash cumulative stock compensation charge of $567 million, or $0.08 per share relating to the implementation of Financial Accounting Standards Board Interpretation No. 46(R). Pro forma net income for the first nine months of fiscal 2005 was $4.4 billion or $0.67 per share, compared with $3.9 billion or $0.54 per share for the first nine months of fiscal 2004.

During the third quarter of fiscal 2005, Cisco completed the acquisitions of Airespace, Inc. and Protego Networks, Inc.

“Today’s results are a clear indication that our integrated technology strategy is working—customers are realizing the benefits of an intelligent network architecture,” said John Chambers, president and CEO, Cisco Systems, Inc. “The long-term momentum we are seeing across product families, geographies and market segments clearly points to Cisco’s strong competitive advantage.”

Chambers continued, “As we continue to manage the business for long-term growth, we are pleased with our very solid results in what is typically a seasonally challenging quarter. Customers are experiencing how the network can provide tremendous value to their businesses. We are seeing service providers, in particular, realize the true power of IP networking in delivering comprehensive products and services to their end users, with Cisco as a key business partner every step of the way.”

Cisco will discuss third quarter fiscal 2005 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $1.9 billion for the third quarter of fiscal 2005, compared with $2.4 billion for the third quarter of fiscal 2004, and compared with $1.8 billion for the second quarter of fiscal 2005.

•	Cash and cash equivalents and total investments were $16.1 billion at the end of the third quarter of fiscal 2005, compared with $19.3 billion at the end of the fourth quarter of fiscal 2004, and compared with $16.5 billion at the end of the second quarter of fiscal 2005.

•	During the third quarter of fiscal 2005, Cisco repurchased 114 million shares of common stock at an average price of $17.91 per share for an aggregate purchase price of $2.0 billion. As of April 30, 2005, Cisco had repurchased and retired 1.4 billion shares of Cisco common stock at an average price of $18.06 per share for an aggregate purchase price of approximately $24.7 billion since the inception of the stock repurchase program.

•	Days sales outstanding (DSO) in accounts receivable at the end of the third quarter of fiscal 2005 were 33 days, compared with 28 days at the end of the fourth quarter of fiscal 2004, and compared with 34 days at the end of the second quarter of fiscal 2005.

•	Inventory turns were 6.5 in the third quarter of fiscal 2005, compared with 6.4 in the fourth quarter of fiscal 2004, and compared with 6.5 in the second quarter of fiscal 2005.

“This quarter’s results demonstrate that we have the right strategy in place to deliver profitable growth,” said Dennis Powell, chief financial officer, Cisco Systems. “Cisco is clearly delivering on its long-term financial priorities with revenue up 13 percent and pro forma operating profit up 18 percent year to date.”

Business Highlights

•	British Telecom announced that it selected Cisco as a preferred supplier to build its 21st Century Network.

•	Cisco announced a definitive agreement to acquire privately held Sipura Technology, Inc., a leader in consumer voice-over-IP (VoIP) technology and a key technology provider for Linksys®, a division of Cisco Systems, Inc.

•	Merrill Lynch announced it is deploying a Cisco Internet Protocol (IP) Telephony system to support 14,000 financial advisers in approximately 600 Merrill Lynch offices nationwide.

•	Linksys announced that it shipped more than one million VoIP ports in six months to the consumer market.

•	Hewlett-Packard deployed Cisco optical transport and storage area network (SAN) technology solutions.

•	Sprint selected Cisco as the strategic solution provider for its converged Cisco based IP next generation network and Comcast selected Cisco to help build its IP next generation network.

•	Vancouver International Airport Authority consolidated 23 networks by deploying a single, converged network utilizing Cisco IP Communications, routers and switches, and wireless systems throughout the airport.

•	Japan-based NTT Communications Corporation is using Cisco multicast virtual-private-network (VPN) technology in the backbone network for its “Arcstar IP-VPN” service.

•	Seoul-based service provider KT started offering “triple play” service, or data, voice and video, supported by the Cisco ONS 15454 Multiservice Provisioning Platform (MSPP).

•	Cisco introduced the Cisco XR 12000 Series of routers, which represents the combination of the Cisco IOS® XR Software with the capabilities of the Cisco 12000 Series routers.

•	Cisco added more than 10 new products, software enhancements and services across its security product portfolio, including new intrusion prevention, application firewall, SSL VPN, and endpoint security innovations.

•	Cisco announced a definitive agreement to acquire privately held Topspin Communications, Inc., a leading provider of server fabric switches.

Editor’s Note:

•	Q3 FY’05 conference call to discuss Cisco’s results along with its outlook for Q4 FY’05 to be held at 1:30 p.m. Pacific Time on Tuesday, May 10, 2005. Conference call number is 888-790-3156 (United States); 630-395-0021 (international).

•	Conference call replay will be available from 4:30 p.m. Pacific Time on May 10, 2005 to 4:30 p.m. Pacific Time on May 17, 2005 at 800-216-4453 (United States); 402-220-3881 (international). The replay is also available from May 10, 2005 through July 22, 2005 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	Additional information regarding Cisco’s financials as well as a Webcast of the conference call with visuals designed to guide participants through the call will be available at 1:30 p.m. Pacific Time on May 10, 2005. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO on Q3 FY’05 results will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO), the worldwide leader in networking for the Internet, celebrates 20 years of commitment to technology innovation, industry leadership and corporate social responsibility. Information about Cisco can be found at http://www.cisco.com. For ongoing news, go to http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; our ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 30, 2005 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

Cisco provides pro forma net income and pro forma net income per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Cisco believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. Cisco believes when GAAP net income and GAAP net income per share are viewed in conjunction with pro forma net income and pro forma net income per share, investors are provided with a more meaningful understanding of Cisco’s ongoing operating performance. In addition, Cisco’s management uses these measures for reviewing the financial results of Cisco.

Copyright © 2005 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems, the Cisco Systems logo and Linksys are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2005	May 1, 2004	April 30, 2005	May 1, 2004
NET SALES:
Product	$5,189	$4,730	$15,328	$13,543
Service	998	890	2,892	2,576

Total net sales	6,187	5,620	18,220	16,119

COST OF SALES:
Product	1,697	1,452	5,012	4,193
Service	355	301	1,005	855

Total cost of sales	2,052	1,753	6,017	5,048

GROSS MARGIN	4,135	3,867	12,203	11,071

OPERATING EXPENSES:
Research and development	790	801	2,362	2,295
Sales and marketing	1,180	1,131	3,414	3,295
General and administrative	237	215	684	605
Payroll tax on stock option exercises	3	3	7	12
Stock-based compensation related to acquisitions and investments	47	101	126	188
Amortization of purchased intangible assets	54	60	171	182
In-process research and development	6	2	20	3

Total operating expenses	2,317	2,313	6,784	6,580

OPERATING INCOME	1,818	1,554	5,419	4,491
Interest income	142	127	399	388
Other income, net	8	40	65	177

Interest and other income, net	150	167	464	565

INCOME BEFORE PROVISION FOR INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	1,968	1,721	5,883	5,056
Provision for income taxes	563	510	1,682	1,468

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	1,405	1,211	4,201	3,588
Cumulative effect of accounting change, net of tax	—	—	—	(567)

NET INCOME	$1,405	$1,211	$4,201	$3,021

Income per share before cumulative effect of accounting change:
Basic	$0.22	$0.18	$0.64	$0.52

Diluted	$0.21	$0.17	$0.63	$0.51

Net income per share:
Basic	$0.22	$0.18	$0.64	$0.44

Diluted	$0.21	$0.17	$0.63	$0.43

Shares used in per-share calculation:
Basic	6,435	6,816	6,529	6,872

Diluted	6,541	7,074	6,656	7,095

Cisco Systems, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2005	May 1, 2004	April 30, 2005	May 1, 2004
NET SALES:
Product	$5,189	$4,730	$15,328	$13,543
Service	998	890	2,892	2,576

Total net sales	6,187	5,620	18,220	16,119

COST OF SALES:
Product	1,697	1,452	5,012	4,193
Service	355	301	1,005	855

Total cost of sales	2,052	1,753	6,017	5,048

GROSS MARGIN	4,135	3,867	12,203	11,071

OPERATING EXPENSES:
Research and development	790	801	2,362	2,295
Sales and marketing	1,180	1,131	3,414	3,295
General and administrative	237	215	684	605

Total operating expenses (a) (b) (c) (d)	2,207	2,147	6,460	6,195

OPERATING INCOME (a) (b) (c) (d)	1,928	1,720	5,743	4,876

Interest income	142	127	399	388
Other income, net (e)	8	40	12	92

Interest and other income, net (e)	150	167	411	480

INCOME BEFORE PROVISION FOR INCOME TAXES (a) (b) (c) (d) (e)	2,078	1,887	6,154	5,356
Provision for income taxes (f)	582	528	1,723	1,499

NET INCOME	$1,496	$1,359	$4,431	$3,857

Net income per share:
Basic	$0.23	$0.20	$0.68	$0.56

Diluted	$0.23	$0.19	$0.67	$0.54

Shares used in per-share calculation:
Basic	6,435	6,816	6,529	6,872

Diluted	6,541	7,074	6,656	7,095

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$1,405	$1,211	$4,201	$3,021
(a) In-process research and development	6	2	20	3
(b) Payroll tax on stock option exercises	3	3	7	12
(c) Stock-based compensation related to acquisitions and investments	47	101	126	188
(d) Amortization of purchased intangible assets	54	60	171	182
(e) Gain on publicly traded equity securities	—	—	(53)	(85)
(f) Income tax effect	(19)	(18)	(41)	(31)
(g) Cumulative effect of accounting change, net of tax	—	—	––	567

Pro forma net income	$1,496	$1,359	$4,431	$3,857

For the three-month period ended January 29, 2005, pro forma net income and pro forma net income per share excluded the following items: in-process research and development of $2 million; payroll tax on stock option exercises of $3 million; stock-based compensation related to acquisitions and investments of $39 million; amortization of purchased intangible assets of $57 million and income tax effect of ($19) million.

Cisco Systems, Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 30, 2005	July 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$2,641	$3,722
Short-term investments	2,397	4,947
Accounts receivable, net of allowance for doubtful accounts of $175 at April 30, 2005 and $179 at July 31, 2004	2,241	1,825
Inventories	1,280	1,207
Deferred tax assets	1,537	1,827
Prepaid expenses and other current assets	867	815

Total current assets	10,963	14,343

Investments	11,111	10,598
Property and equipment, net	3,298	3,290
Goodwill	5,063	4,198
Purchased intangible assets, net	459	325
Other assets	3,076	2,840

TOTAL ASSETS	$33,970	$35,594

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$706	$657
Income taxes payable	1,418	963
Accrued compensation	1,258	1,466
Deferred revenue	3,800	3,527
Other accrued liabilities	2,005	2,090

Total current liabilities	9,187	8,703
Deferred revenue	1,016	975

Total liabilities	10,203	9,678

Minority interest	11	90

Shareholders’ equity	23,756	25,826

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$33,970	$35,594

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 30, 2005	May 1, 2004
Cash flows from operating activities:
Net income	$4,201	$3,021
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of accounting change, net of tax	—	567
Depreciation and amortization	751	945
Stock-based compensation related to acquisitions and investments	126	188
Provision for doubtful accounts	3	19
Provision for inventory	161	124
Deferred income taxes	216	305
Tax benefits from employee stock option plans	196	454
In-process research and development	20	3
Net (gains) losses and impairment charges on investments	(83)	(149)
Change in operating assets and liabilities:
Accounts receivable	(407)	(203)
Inventories	(229)	(371)
Prepaid expenses and other current assets	24	(13)
Lease receivables, net	(123)	(71)
Accounts payable	41	1
Income taxes payable	277	144
Accrued compensation	(213)	(41)
Deferred revenue	315	543
Other accrued liabilities	(144)	(498)

Net cash provided by operating activities	5,132	4,968

Cash flows from investing activities:
Purchases of short-term investments	(3,775)	(10,008)
Proceeds from sales and maturities of short-term investments	7,926	10,911
Purchases of investments	(11,313)	(16,054)
Proceeds from sales and maturities of investments	9,221	16,820
Acquisition of property and equipment	(470)	(487)
Acquisition of businesses, net of cash and cash equivalents	(611)	(104)
Change in investments in privately held companies	(160)	20
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(9)	(71)
Other	92	146

Net cash provided by investing activities	901	1,173

Cash flows from financing activities:
Issuance of common stock	592	930
Repurchase of common stock	(7,743)	(7,082)
Other	37	35

Net cash used in financing activities	(7,114)	(6,117)

Net (decrease) increase in cash and cash equivalents	(1,081)	24
Cash and cash equivalents, beginning of period	3,722	3,925

Cash and cash equivalents, end of period	$2,641	$3,949

Note: Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

Cisco Systems, Inc.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	April 30, 2005	July 31, 2004
CASH AND CASH EQUIVALENTS AND TOTAL INVESTMENTS
Cash and cash equivalents	$2,641	$3,722
Fixed income securities	12,591	14,411
Publicly traded equity securities	917	1,134

Total	$16,149	$19,267

INVENTORIES
Raw materials	$86	$58
Work in process	427	416
Finished goods:
Distributor inventory and deferred cost of sales	371	316
Manufacturing finished goods	185	206

Total finished goods	556	522
Service-related spares	180	177
Demonstration systems	31	34

Total	$1,280	$1,207

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,490	$3,429
Computer equipment and related software	1,241	1,120
Production, engineering, and other equipment	2,981	2,643
Operating lease assets	111	94
Furniture and fixtures	354	356

	8,177	7,642
Less, accumulated depreciation and amortization	(4,879)	(4,352)

Total	$3,298	$3,290

LEASE RECEIVABLES, NET (a)
Current	$244	$215
Noncurrent	317	231

Total	$561	$446

OTHER ASSETS
Deferred tax assets	$1,139	$1,130
Investments in privately held companies	436	354
Income tax receivable	857	690
Lease receivables, net	317	231
Other	327	435

Total	$3,076	$2,840

DEFERRED REVENUE
Service	$3,322	$3,047
Product	1,494	1,455

Total	$4,816	$4,502

Reported as:
Current	$3,800	$3,527
Noncurrent	1,016	975

Total	$4,816	$4,502

Note: Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

(a)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.